RESEARCH FRONTIERS LICENSES TINT-IT TO OFFER SPD-SMARTGLASS
AUTOMOTIVE AND ARCHITECTURAL PRODUCTS IN RUSSIA

Woodbury, NY, USA and Novosibirsk, Russia. March 4, 2013 – Tint-It JSC has acquired a license from Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of patented SPD-Smart light-control film technology. The non-exclusive license grants Tint-It the right to manufacture and sell SPD-Smart automotive and architectural products in Russia and the Russian Federation, which includes countries such as Armenia, Azerbaijan, Belarus, Estonia, Georgia, Kazakhstan, Kyrgyz Republic, Latvia, Lithuania, Moldova, Tajikistan, Turkmenistan, the Ukraine and Uzbekistan.

The license provides for a 15% royalty to Research Frontiers on sales of licensed SPD-Smart products including automotive sunroofs and side and rear window panes as well as architectural windows, doors, skylights and partitions. The minimum annual royalties and other fees and license terms were not disclosed.

SPD-Smart technology is the world's fastest-switching variably tintable dynamic glazing technology. It is the only smart glass technology that gives users the ability to instantly and precisely control the level of shading to any point between very dark and clear. This provides exceptional control over solar energy while also adding to user comfort and protecting interiors. Available in both glass and lightweight polycarbonate substrates, SPD-Smart products are laminated glazings that offer a distinctive combination of energy efficiency and security, can be controlled manually or automatically, and are available in custom sizes and fabrications for original equipment, new construction, replacement and retrofit projects. SPD-SmartGlass is currently being used in the automotive, architectural, aircraft and marine industries.

“SPD-SmartGlass offers a complete and unequaled combination of shading, privacy and energy management to our customers. Our network of 30 authorized dealers throughout Russia, Kazakhstan, and the Ukraine already has had a positive experience selling SPD-SmartGlass for the automotive market since 2011, and we are currently expanding this network to cover other areas of our region,” noted Vladislav Kravchenko, Development Director for Tint-It. “In addition to geographic expansion, we are also now expanding our product line to include SPD-SmartGlass for the architectural market. Because of the success and growing sales here, as we expand our business, it made sense to evolve from being a distributor of SPD-SmartGlass, to manufacturing it directly under license from Research Frontiers. In addition to our experience marketing, selling and installing SPD-SmartGlass, our affiliated group of companies has glass manufacturing experience with PDLC glass, as well as business units involved in residential and commercial construction. We see substantial sales potential in our region and look forward to continuing the expansion of our SPD-SmartGlass business as a direct licensee of Research Frontiers.”

Joseph M. Harary, President and CEO of Research Frontiers, commented: “We have received strong interest from the Russian market, and we welcome the team at Tint-It and its affiliated companies and dealer network to our family of licensees. We were impressed with their management, and the sales results and installation expertise that Tint-It has already achieved with our SPD-SmartGlass for the automotive aftermarket. We look forward to their continued growth and success in this market, as well as their emerging business in the architectural market for SPD-SmartGlass.”

For information about Tint-It, please visit their website or contact:

Vladislav Kravchenko
Development Director
Tint-It JSC
Novosibirsk City,
Koroleva Street, Building 20, Office 702
Russia
+7-383-279-9923
Info@tint-it.ru
http://www.tint-it.ru/

For further information about SPD-Smart light-control technology, Research Frontiers and its licensees please visit www.SmartGlass.com or follow us on our Twitter and Facebook sites.

For inquiries, to arrange a presentation, or to visit the Research Frontiers Design Center, contact:

Gregory M. Sottile, Ph.D.
Director of Market Development
Research Frontiers Inc.
Info@SmartGlass.com
+1-516-364-1902

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. "SPD-Smart" and "SPD-SmartGlass" are trademarks of Research Frontiers Inc.